                                 AMENDMENT NO. 1
                                       TO
                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Investment Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to change the name of AIM Enhanced Short Bond Fund to AIM LIBOR Alpha Fund and change the name of AIM International Bond Fund to AIM International Total Return Fund;

     NOW, THEREFORE, the parties agree as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                              AIM INVESTMENT FUNDS

PORTFOLIOS                            EFFECTIVE DATE OF AGREEMENT
----------                            ---------------------------
AIM China Fund                                July 1, 2006
AIM Developing Markets Fund                   July 1, 2006
AIM Global Health Care Fund                   July 1, 2006
AIM International Total Return Fund           July 1, 2006
AIM Japan Fund                                July 1, 2006
AIM LIBOR Alpha Fund                          July 1, 2006
AIM Trimark Endeavor Fund                     July 1, 2006
AIM Trimark Fund                              July 1, 2006
AIM Trimark Small Companies Fund              July 1, 2006"

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: February 28, 2007

                                        A I M ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ Philip A. Taylor
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)

                                        AIM INVESTMENT FUNDS


Attest: /s/ Stephen R. Rimes            By: /s/ Philip A. Taylor
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)


                                        2